EXHIBIT 99.1

Amyris Announces Non-Dilutive $36 Million Term Loan to Pay Off Stegodon and Other Short-Term Debt Maturities

EMERYVILLE, Calif., July 02, 2018 (GLOBE NEWSWIRE) -- Amyris, Inc. (Nasdaq:AMRS), a leader in the development and production of sustainable ingredients for the Health & Wellness, Clean Beauty and Flavors & Fragrances markets, announces that it has closed on a $36 million term loan with Great American Capital Partners, LLC ("GACP"), a subsidiary of B. Riley Capital Management, LLC, an SEC Registered Investment Advisor and wholly-owned subsidiary of B. Riley Financial, Inc.

Cash from the term loan will be used to pay off the company’s Stegodon and other short-term debt maturities. The term loan also includes an additional $35 million accordion credit facility that provides Amyris with another option for financing construction of its production facility, if necessary.

“We are pleased with the support GACP has provided in enabling us to resolve our near-term debt, and we now have no other significant debt issues to resolve through the rest of the year,” said John Melo, President and CEO of Amyris. “This has provided Amyris the flexibility and time needed to further execute our business initiatives, including resolving other debt and improving our capital structure when the timing and economics are more advantageous.”

“Our industry experience combined with our ability to develop a flexible financing strategy enables us to help companies like Amyris continue to focus and pursue growth opportunities for their business,” said John Ahn, President of GACP. “We are very pleased to have been selected by Amyris and play an important role in their continued growth and success.”

B. Riley FBR, Inc, a full service investment bank and an affiliate of GACP, sourced and advised Amyris on the transaction.

Terms of the loan and the related agreement are more fully disclosed in the Form 8-K filed today with the Securities and Exchange Commission, available free of charge at sec.gov.

About Great American Capital Partners, LLC
Great American Capital Partners (GACP) originates and underwrites senior secured loans across a wide array of industries and is dedicated to providing opportunistic and responsive capital to the underserved middle market.

About B. Riley Financial, Inc.
B. Riley Financial, Inc. (NASDAQ:RILY), through its subsidiaries, provides collaborative financial services and solutions to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company operates through several wholly-owned subsidiaries, including B. Riley FBR, Inc., Wunderlich Securities, Inc., Great American Group, LLC, B. Riley Capital Management, LLC (which includes B. Riley Asset Management, B. Riley Wealth Management, and Great American Capital Partners, LLC) and B. Riley Principal Investments, LLC, a group that makes proprietary investments in other businesses, such as the acquisition of United Online, Inc.

About Amyris
Amyris is the integrated renewable products company that is enabling the world’s leading brands to achieve sustainable growth. Amyris applies its innovative bioscience solutions to convert plant sugars into hydrocarbon molecules and produce specialty ingredients and consumer products. The company is delivering its No Compromise™ products and services across a number of markets, including specialty and performance chemicals, flavors and fragrances, cosmetics ingredients, pharmaceuticals, and nutraceuticals. More information about the company is available at www.amyris.com.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events (such as the expected use of the proceeds from the term loan and anticipated improvement in Amyris’s capital structure), that involve risks and uncertainties. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris's liquidity and ability to fund operating and capital expenses, potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo and No Compromise are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

Contact:
Peter DeNardo
Director, Investor Relations and Corporate Communications
Amyris, Inc.
+1 (510) 740-7481
investor@amyris.com
pr@amyris.com